Exhibit 99

Release Date:	National Fuel Gas Company	Financial News
	Immediate May 3, 2012	6363 Main Street/Williamsville, NY 14221 Timothy Silverstein Investor Relations 716-857-6987 David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, NY: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the second quarter of fiscal 2012 and for the six months ended March 31, 2012.

HIGHLIGHTS

•

Earnings for the second quarter were $67.4 million or $0.81 per share. During the quarter Seneca Resources Corporation (“Seneca”) recorded the effect of the new Pennsylvania impact fee. The fee, which applies to all Marcellus Shale wells drilled in Pennsylvania both prior to and subsequent to passage of the bill, reduced current quarter earnings by $6.4 million or $0.08 per share. Excluding the impact fee, operating results before items impacting comparability (“Operating Results”) for the second quarter of fiscal 2012 were $73.8 million or $0.89 per share.

•

In the Pipeline and Storage segment, second quarter earnings increased $1.9 million, or $0.02 per share, largely driven by the impact of the Line N Expansion and Tioga County Extension projects that were placed in service during the first quarter. Also, as part of the ongoing expansion of the Company’s pipeline and gathering infrastructure, construction of National Fuel Gas Midstream Corporation’s Trout Run Gathering System is nearing completion and is expected to be in service during the third quarter of fiscal 2012.

•

Seneca’s production of crude oil and natural gas in the current quarter was 18.4 billion cubic feet equivalent (“Bcfe”) compared to 18.2 Bcfe in the second quarter of 2011. Excluding 2011 production from the Gulf of Mexico assets that Seneca sold in April, 2011, Seneca’s production increased approximately 18%. Appalachian production increased approximately 22% to 13.3 Bcfe, including production from the Marcellus Shale of 11.5 Bcfe. California crude oil production increased approximately 11.5%. Production for the entire 2012 fiscal year is projected to be between 81 and 90 Bcfe.

•	A conference call is scheduled for Friday, May 4, 2012, at 11 a.m. Eastern Time.

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MANAGEMENT COMMENTS

David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company, stated: “The combined effects of declining natural gas prices realized by our Exploration and Production segment, and the warmest winter on record in our Utility segment’s Pennsylvania service territory, were evident in our second quarter results. Since these factors are beyond our control, our focus instead remains on the ongoing financial and operational strength of National Fuel.

“We continue to make strategic decisions intended to maximize the long-term value of our asset base. During the quarter, Seneca reduced its rig count in Appalachia by one-third to four rigs, and plans to drop an additional rig in the third quarter. At that time, there will be two development rigs and one rig dedicated to the ongoing delineation of Seneca’s prospects in the Utica Shale and rich-gas regions of the Marcellus. With no near-term lease expiration concerns, our primary objective is to safeguard both the long-term value of these assets and the overall strength of our balance sheet.

“At the same time, we continue to invest capital in our California oil assets, where we saw an 11.5 percent increase in crude oil production over last year’s quarter. We also remain focused on the expansion of our pipeline network, completing two projects last fall which contributed to the increase in the Pipeline and Storage segment’s earnings. Progress is continuing on several additional projects expected to be in service in the coming year, providing additional growth within our pipeline businesses.

“As we’ve said in the past, we believe our integrated business model creates long-term value for our shareholders through all economic cycles. The low natural gas price environment will be difficult for independent producers, but our diverse asset base and strong balance sheet positions us well to meet any challenges that we may encounter.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended March 31, 2012, of $67.4 million, or $0.81 per share, compared to the prior year’s second quarter earnings of $115.6 million, or $1.38 per share, a decrease of $48.2 million or $0.57 per share. The decrease is mainly due to the 2011 gain of $31.4 million, or $0.38 per share, on the sale of Horizon Power Inc’s interest in certain entities that owned landfill gas electric generation assets in the All Other category. Lower earnings in the Exploration and Production, Utility and Energy Marketing segments also contributed to the decrease in earnings. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted.)

Consolidated earnings for the six months ended March 31, 2012, of $128.1 million, or $1.53 per share, decreased $46.1 million, or $0.55 per share, from the same period in the prior year, where earnings were $174.2 million or $2.08 per share.

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	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
(in thousands except per share amounts)
Reported GAAP earnings	$67,392	$115,611	$128,091	$174,154
Items impacting comparability[1]:
Pennsylvania impact fee	6,400		6,400
Gain on sale of landfill gas electric generation investments		(31,418)		(31,418)

Operating Results	$73,792	$84,193	$134,491	$142,736

Reported GAAP earnings per share	$0.81	$1.38	$1.53	$2.08
Items impacting comparability[1]:
Pennsylvania impact fee	0.08		0.08
Gain on sale of landfill gas electric generation investments		(0.38)		(0.38)

Operating Results	$0.89	$1.00	$1.61	$1.70

[1]	See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and six months ended March 31, 2012, to the comparable periods in fiscal 2011. Excluding these items, Operating Results for the current quarter of $73.8 million, or $0.89 per share, decreased $10.4 million, or $0.11 per share, from the prior year’s second quarter where Operating Results were $84.2 million or $1.00 per share. Excluding these items, Operating Results for the six months ended March 31, 2012, of $134.5 million, or $1.61 per share, decreased $8.2 million, or $0.09 per share, from the same period in the prior year, where Operating Results were $142.7 million or $1.70 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 9 and 10 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California and Appalachia. Seneca completed the sale of its offshore Gulf of Mexico assets in April 2011.

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The Exploration and Production segment’s earnings in the second quarter of fiscal 2012 of $22.2 million, or $0.27 per share, decreased $11.1 million, or $0.13 per share, when compared with the prior year’s second quarter.

In February 2012, the Commonwealth of Pennsylvania passed a natural gas impact fee. The legislation, which covers essentially all of Seneca’s Marcellus Shale wells, imposes an annual fee for a period of fifteen years on each well drilled. The impact fee is adjusted annually based on three factors: the age of the well, changes in the Consumer Price Index, and the average monthly NYMEX price for natural gas. The fee is retroactive and applies to wells drilled in the current fiscal year, and in all previous years. The impact fee increased property, franchise and other taxes in the current year’s second quarter by $9.8 million (pre-tax). Of this amount $1.9 million (pre-tax) relates to the second quarter of fiscal 2012, $2.0 million (pre-tax) to the first quarter of fiscal 2012 and $5.9 million (pre-tax) to prior fiscal years.

Excluding the impact fee, the Exploration and Production segment’s Operating Results in the second quarter of fiscal 2012 were $28.6 million, or $0.35 per share, a decrease of $4.7 million, or $0.05 per share when compared with the prior year’s second quarter.

Overall production of natural gas and crude oil for the current quarter of 18.4 Bcfe increased approximately 0.2 Bcfe compared to the prior year’s second quarter. Excluding Gulf of Mexico production of 2.6 Bcfe due to the sale of Seneca’s offshore Gulf of Mexico assets, production increased approximately 17.8 percent or 2.8 Bcfe. Production from Seneca’s Appalachia properties increased approximately 21.7 percent, mainly due to a 2.5 Bcfe, or 27.8 percent increase, in production from Marcellus wells. Crude oil production in California increased 11.5 percent due to additional wells drilled at the Sespe and Midway Sunset fields.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2012, was $4.64 per thousand cubic feet (“Mcf”), a decrease of $0.68 per Mcf compared to the prior year’s second quarter. Higher crude oil prices realized after hedging increased earnings. The weighted average oil price received by Seneca (after hedging) for the quarter ended March 31, 2012, was $93.40 per Barrel (“Bbl”), an increase of $11.12 per Bbl.

Depletion, lease operating expenses (“LOE”) and general and administrative expenses (“G&A”) for the current year’s second quarter increased over last year’s second quarter. On a per unit basis, depletion increased $0.11 per thousand cubic feet equivalent (“Mcfe”) due to higher capital spending in the East. LOE increased $0.10 per Mcfe largely due to higher transportation and compression costs and an increase in costs on non-operated joint venture wells. G&A increased $0.08 per Mcfe due to higher labor expenses including increased staffing, mainly in the East.

The Exploration and Production segment’s earnings of $52.5 million, or $0.63 per share, for the six months ended March 31, 2012, decreased $8.2 million, or $0.10 per share, when compared with the six months ended March 31, 2011. Excluding the impact fee discussed above, the Exploration and Production segment’s Operating Results for the six months ended March 31, 2012, were $58.9 million, or $0.71 per share, a decrease of $1.8 million, or $0.02 per share, when compared with the prior year’s six month period.

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Overall production for the six months ended March 31, 2012, increased approximately 8.2 percent. Excluding Gulf of Mexico production of 5.3 Bcfe due to the April 2011 sale of Seneca’s offshore Gulf of Mexico assets, production increased approximately 28.0 percent or 8.0 Bcfe. Production from Seneca’s Appalachia properties increased approximately 38.8 percent, mainly due to a 7.9 Bcfe or 53.0 percent increase in production from Marcellus wells. Crude oil production in California increased 9.9 percent.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the six-month period ended March 31, 2012, was $4.71 per Mcf, a decrease of $0.59 per Mcf. Higher crude oil prices realized after hedging increased earnings. The weighted average crude oil price received by Seneca (after hedging) for the six-month period ended March 31, 2012, was $92.39 per Bbl, an increase of $13.18 per Bbl.

Depletion, LOE and G&A for the six months ended March 31, 2012 increased compared to the prior year’s six-month period due in part to the higher production activity discussed above. On a per unit basis, depletion increased $0.12 per Mcfe, LOE increased $0.01 per Mcfe and G&A increased $0.06 per Mcfe primarily due to the reasons described above for the quarter.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation and Empire Pipeline, Inc. The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $12.8 million, or $0.15 per share, for the quarter ended March 31, 2012, increased $1.9 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher transportation revenues from the Tioga County Extension and Line N Expansion projects, which were completed and placed in service in the current year’s first quarter and offset a decrease in revenue due to the turnback of other pipeline capacity at Niagara. Lower operating expenses also contributed to the increase in earnings for the quarter. Earnings were reduced by lower efficiency gas revenues due to the decline in natural gas prices and higher depreciation expense.

The Pipeline and Storage segment’s earnings of $22.8 million, or $0.27 per share, for the six months ended March 31, 2012, increased $3.3 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The increase was mostly due to higher transportation revenues from the Tioga County Extension and Line N Expansion projects noted above. Earnings were reduced by lower efficiency gas revenues due to the decline in natural gas prices and higher depreciation.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation, which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

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The Utility segment’s earnings of $28.3 million, or $0.34 per share, for the quarter ended March 31, 2012, decreased $4.8 million, or $0.06 per share, when compared with the same period in the prior fiscal year. Warmer weather in Pennsylvania was the main reason for the decrease in earnings in the current year’s second quarter. Temperatures in Pennsylvania were 27.4 percent warmer in the current year’s second quarter than the second quarter of 2011. In New York, the warmer weather did not have a significant impact on earnings for the quarter. The impact of weather variations on earnings in New York is mitigated by that jurisdiction’s weather normalization clause.

The Utility segment’s earnings of $47.6 million, or $0.57 per share, for the six months ended March 31, 2012, decreased from earnings of $56.1 million, or $0.67 per share, for the six months ended March 31, 2011. Warmer weather in Pennsylvania and the impact of certain regulatory adjustments were the main reasons for the decrease in earnings. Higher operating expenses also reduced earnings.

Energy Marketing

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended March 31, 2012, of $3.3 million, or $0.04 per share decreased $3.0 million, or $0.03 per share, from the prior year’s second quarter earnings of $6.3 million or $0.07 per share. Earnings for the six months ended March 31, 2012, of $3.7 million, or $0.04 per share, decreased $3.5 million, or $0.05 per share, from the prior year’s six-month period. The decrease in earnings in both the current year’s second quarter and six-month period was mainly due to lower average margins and lower retail sales volumes. The decrease in margins was primarily driven by a lower benefit derived from the Energy Marketing segment’s contracts for storage capacity. The lower sales volumes were largely a result of warmer weather.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and Seneca’s Northeast division, which markets high quality hardwoods from Appalachian land holdings.

Earnings in the Corporate and All Other category for the quarter ended March 31, 2012, were $0.8 million, or $0.01 per share, a decrease of $31.2 million, or $0.37 per share, compared to the prior year’s second quarter earnings. The comparability of the results for the quarters ended March 31, 2012, and March 31, 2011, was impacted by a $31.4 million gain realized on the February 2011 Horizon Power, Inc. sale of its interest in certain entities that owned landfill gas electric generation assets.

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Excluding the item noted above, Operating Results in the Corporate and All Other category of $0.8 million, or $0.01 per share, for the quarter ended March 31, 2012, increased from Operating Results of $0.6 million, or less than $0.01 per share in the prior year’s second quarter. The increase in earnings is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operations and Seneca’s increased sales of standing timber.

Earnings in the Corporate and All Other category for the six months ended March 31, 2012, were $1.4 million, or $0.02 per share, a decrease of $29.2 million, or $0.34 per share, when compared to the earnings for the six months ended March 31, 2011. The comparability of the results for the six months ended March 31, 2012, and the prior year’s six-month period was impacted by the $31.4 million gain on the sale of landfill gas electric generation assets described above.

Excluding this item, Operating Results of $1.4 million, or $0.02 per share, for the six-month period ended March 31, 2012, compares to a loss of $0.8 million, or $0.02 per share, in the prior year’s six-month period. The increase in Operating Results is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operations and Seneca’s increased sales of standing timber.

EARNINGS GUIDANCE

The Company is updating its earnings guidance for fiscal 2012 to reflect actual results for the six months ended March 31, 2012, and a change in assumed natural gas prices for the second half of fiscal 2012. The revised GAAP earnings range is $2.30 to $2.45 per share. This includes forecast oil and gas production for fiscal 2012 for the Exploration and Production segment in the range between 81 and 90 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $2.25 per MMBtu for natural gas and $100 per Bbl for crude oil.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 4, 2012, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-831-6162, and using the passcode “73317573.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “11631131.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 11, 2012.

National Fuel is an integrated energy company with $5.8 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available at: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Donna L. DeCarolis	(716) 857-7872

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

QUARTER ENDED MARCH 31, 2012

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated*
Second quarter 2011 GAAP earnings	$33,299	$10,955	$33,081	$6,299	$31,977	$115,611
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(31,418)	(31,418)

Second quarter 2011 operating results	33,299	10,955	33,081	6,299	559	84,193

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	6,151					6,151
Higher (lower) Appalachian and West Coast natural gas prices	(6,644)					(6,644)
Higher (lower) Appalachian and West Coast natural gas production	8,230					8,230
Higher (lower) Appalachian and West Coast crude oil production	3,700					3,700
Lower Gulf Coast natural gas and crude oil revenues	(12,524)					(12,524)
Lower (higher) lease operating expenses	(1,308)					(1,308)
Lower (higher) depreciation / depletion	(1,530)	(423)				(1,953)
Higher (lower) processing plant revenues	664					664

Higher (lower) transportation revenues		4,964				4,964
Higher (lower) efficiency gas revenues		(2,887)				(2,887)
Higher (lower) gathering and processing revenues					242	242
Lower (higher) operating expenses	(838)	606	(433)			(665)
Lower (higher) property, franchise and other taxes	1,526					1,526

Warmer weather			(4,379)			(4,379)

Higher (lower) income from unconsolidated subsidiaries					(361)	(361)

Higher (lower) margins				(3,026)	519	(2,507)

Higher (lower) interest income					2,390	2,390
(Higher) lower interest expense	(2,038)		398		(2,276)	(3,916)

Lower (higher) income tax expense / effective tax rate	(337)				(170)	(507)

All other / rounding	241	(374)	(392)	37	(129)	(617)

Second quarter 2012 operating results	28,592	12,841	28,275	3,310	774	73,792
Items impacting comparability:
Pennsylvania impact fee	(6,400)					(6,400)

Second quarter 2012 GAAP earnings	$22,192	$12,841	$28,275	$3,310	$774	$67,392

*	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

QUARTER ENDED MARCH 31, 2012

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated*
Second quarter 2011 GAAP earnings	$0.40	$0.13	$0.40	$0.07	$0.38	$1.38
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(0.38)	(0.38)

Second quarter 2011 operating results	0.40	0.13	0.40	0.07	—	1.00

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	0.07					0.07
Higher (lower) Appalachian and West Coast natural gas prices	(0.08)					(0.08)
Higher (lower) Appalachian and West Coast natural gas production	0.10					0.10
Higher (lower) Appalachian and West Coast crude oil production	0.04					0.04
Lower Gulf Coast natural gas and crude oil revenues	(0.15)					(0.15)
Lower (higher) lease operating expenses	(0.02)					(0.02)
Lower (higher) depreciation / depletion	(0.02)	(0.01)				(0.03)
Higher (lower) processing plant revenues	0.01					0.01

Higher (lower) transportation revenues		0.06				0.06
Higher (lower) efficiency gas revenues		(0.03)				(0.03)
Higher (lower) gathering and processing revenues					—	—
Lower (higher) operating expenses	(0.01)	0.01	(0.01)			(0.01)
Lower (higher) property, franchise and other taxes	0.02					0.02

Warmer weather			(0.05)			(0.05)

Higher (lower) income from unconsolidated subsidiaries					—	—

Higher (lower) margins				(0.04)	0.01	(0.03)

Higher (lower) interest income					0.03	0.03
(Higher) lower interest expense	(0.02)		—		(0.03)	(0.05)

Lower (higher) income tax expense / effective tax rate					—	—

All other / rounding	0.01	(0.01)	—	0.01	—	0.01

Second quarter 2012 operating results	0.35	0.15	0.34	0.04	0.01	0.89
Items impacting comparability:
Pennsylvania impact fee	(0.08)					(0.08)

Second quarter 2012 GAAP earnings	$0.27	$0.15	$0.34	$0.04	$0.01	$0.81

*	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

SIX MONTHS ENDED MARCH 31, 2012

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated**
Six months ended March 31, 2011 GAAP earnings	$60,672	$19,533	$56,071	$7,231	$30,647	$174,154
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(31,418)	(31,418)

Six months ended March 31, 2011 operating results	60,672	19,533	56,071	7,231	(771)	142,736

Drivers of operating results
Higher (lower) crude oil prices	13,827					13,827
Higher (lower) natural gas prices	(11,863)					(11,863)
Higher (lower) natural gas production	25,324					25,324
Higher (lower) crude oil production	6,311					6,311
Lower Gulf Coast natural gas and crude oil revenues	(24,624)					(24,624)
Lower (higher) lease operating expenses	(2,124)					(2,124)
Lower (higher) depreciation / depletion	(6,611)	(1,141)				(7,752)
Higher (lower) processing plant revenues	822					822

Higher (lower) transportation revenues		7,741				7,741
Higher (lower) efficiency gas revenues		(3,665)				(3,665)
Higher (lower) gathering and processing revenues					1,260	1,260
Lower (higher) operating expenses	(2,242)		(755)			(2,997)
Lower (higher) property, franchise and other taxes	1,711					1,711

Warmer weather in Pennsylvania			(6,646)			(6,646)
Regulatory true-up adjustments			(873)			(873)

Higher (lower) income from unconsolidated subsidiaries					302	302

Higher (lower) margins				(3,465)	913	(2,552)

Higher AFUDC *		612				612
Higher (lower) interest income					1,884	1,884
Lower (higher) interest expense	(1,476)		772		(1,590)	(2,294)

(Higher) lower income tax expense	(1,267)		(652)		(363)	(2,282)

All other / rounding	447	(279)	(289)	(27)	(219)	(367)

Six months ended March 31, 2012 operating results	58,907	22,801	47,628	3,739	1,416	134,491
Items impacting comparability:
Pennsylvania impact fee	(6,400)					(6,400)

Six months ended March 31, 2012 GAAP earnings	$52,507	$22,801	$47,628	$3,739	$1,416	$128,091

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

SIX MONTHS ENDED MARCH 31, 2012

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated**
Six months ended March 31, 2011 GAAP earnings	$0.73	$0.23	$0.67	$0.09	$0.36	$2.08
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(0.38)	(0.38)

Six months ended March 31, 2011 operating results	0.73	0.23	0.67	0.09	(0.02)	1.70

Drivers of operating results
Higher (lower) crude oil prices	0.17					0.17
Higher (lower) natural gas prices	(0.14)					(0.14)
Higher (lower) natural gas production	0.30					0.30
Higher (lower) crude oil production	0.08					0.08
Lower Gulf Coast natural gas and crude oil revenues	(0.29)					(0.29)
Lower (higher) lease operating expenses	(0.03)					(0.03)
Lower (higher) depreciation / depletion	(0.08)	(0.01)				(0.09)
Higher (lower) processing plant revenues	0.01					0.01

Higher (lower) transportation revenues		0.09				0.09
Higher (lower) efficiency gas revenues		(0.04)				(0.04)
Higher (lower) gathering and processing revenues					0.02	0.02
Lower (higher) operating expenses	(0.03)		(0.01)			(0.04)
Lower (higher) property, franchise and other taxes	0.02					0.02

Warmer weather in Pennsylvania			(0.08)			(0.08)
Regulatory true-up adjustments			(0.01)			(0.01)

Higher (lower) income from unconsolidated subsidiaries					—	—

Higher (lower) margins				(0.04)	0.01	(0.03)

Higher AFUDC *		0.01				0.01
Higher (lower) interest income					0.02	0.02
Lower (higher) interest expense	(0.02)		0.01		(0.02)	(0.03)

(Higher) lower income tax expense	(0.02)		(0.01)		—	(0.03)

All other / rounding	0.01	(0.01)	—	(0.01)	0.01	—

Six months ended March 31, 2012 operating results	0.71	0.27	0.57	0.04	0.02	1.61
Items impacting comparability:
Pennsylvania impact fee	(0.08)					(0.08)

Six months ended March 31, 2012 GAAP earnings	$0.63	$0.27	$0.57	$0.04	$0.02	$1.53

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)	Three Months Ended March 31, (Unaudited)		Six Months Ended March 31, (Unaudited)
SUMMARY OF OPERATIONS	2012	2011	2012	2011
Operating Revenues	$552,309	$660,881	$984,732	$1,111,829

Operating Expenses:
Purchased Gas	208,537	306,595	340,730	469,633
Operation and Maintenance	118,047	116,721	218,106	214,171
Property, Franchise and Other Taxes	30,477	23,798	49,707	43,534
Depreciation, Depletion and Amortization	63,151	60,011	125,698	113,324

	420,212	507,125	734,241	840,662

Operating Income	132,097	153,756	250,491	271,167
Other Income (Expense):
Gain on Sale of Unconsolidated Subsidiaries	—	50,879	—	50,879
Interest Income	192	68	1,297	951
Other Income	1,654	2,424	2,990	2,317
Interest Expense on Long-Term Debt	(20,425)	(17,926)	(39,066)	(38,118)
Other Interest Expense	(1,253)	(1,454)	(2,023)	(2,855)

Income Before Income Taxes	112,265	187,747	213,689	284,341
Income Tax Expense	44,873	72,136	85,598	110,187

Net Income Available for Common Stock	$67,392	$115,611	$128,091	$174,154

Earnings Per Common Share:
Basic	$0.81	$1.40	$1.54	$2.12

Diluted	$0.81	$1.38	$1.53	$2.08

Weighted Average Common Shares:
Used in Basic Calculation	83,107,884	82,400,851	82,988,750	82,311,162

Used in Diluted Calculation	83,678,261	83,673,977	83,712,681	83,561,775

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	March 31, 2012	September 30, 2011
ASSETS
Property, Plant and Equipment	$6,180,827	$5,646,918
Less - Accumulated Depreciation, Depletion and Amortization	1,750,636	1,646,394

Net Property, Plant and Equipment	4,430,191	4,000,524

Current Assets:
Cash and Temporary Cash Investments	192,243	80,428
Hedging Collateral Deposits	18,872	19,701
Receivables - Net	168,757	131,885
Unbilled Utility Revenue	31,318	17,284
Gas Stored Underground	16,195	54,325
Materials and Supplies - at average cost	28,395	27,932
Other Current Assets	40,354	38,334
Deferred Income Taxes	20,281	15,423

Total Current Assets	516,415	385,312

Other Assets:
Recoverable Future Taxes	146,561	144,377
Unamortized Debt Expense	14,552	10,571
Other Regulatory Assets	504,399	510,986
Deferred Charges	7,993	5,552
Other Investments	85,555	79,365
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	121,760	76,085
Other	2,594	2,836

Total Other Assets	888,890	835,248

Total Assets	$5,835,496	$5,221,084

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 83,173,850 Shares and 82,812,677 Shares, Respectively	$83,174	$82,813
Paid in Capital	660,495	650,749
Earnings Reinvested in the Business	1,275,107	1,206,022

Total Common Shareholders' Equity Before Items of Other Comprehensive Loss	2,018,776	1,939,584
Accumulated Other Comprehensive Loss	(51,889)	(47,699)

Total Comprehensive Shareholders’ Equity	1,966,887	1,891,885
Long-Term Debt, Net of Current Portion	1,149,000	899,000

Total Capitalization	3,115,887	2,790,885

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	20,000	40,000
Current Portion of Long-Term Debt	250,000	150,000
Accounts Payable	98,053	126,709
Amounts Payable to Customers	17,327	15,519
Dividends Payable	29,527	29,399
Interest Payable on Long-Term Debt	29,491	25,512
Customer Advances	204	19,643
Customer Security Deposits	17,021	17,321
Other Accruals and Current Liabilities	197,952	94,787
Fair Value of Derivative Financial Instruments	66,887	9,728

Total Current and Accrued Liabilities	726,462	528,618

Deferred Credits:
Deferred Income Taxes	1,040,789	955,384
Taxes Refundable to Customers	65,550	65,543
Unamortized Investment Tax Credit	2,296	2,586
Cost of Removal Regulatory Liability	146,771	135,940
Other Regulatory Liabilities	37,327	31,026
Pension and Other Post-Retirement Liabilities	472,717	481,520
Asset Retirement Obligations	77,230	75,731
Other Deferred Credits	150,467	153,851

Total Deferred Credits	1,993,147	1,901,581

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$5,835,496	$5,221,084

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended March 31,
(Thousands of Dollars)	2012	2011
Operating Activities:
Net Income Available for Common Stock	$128,091	$174,154
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Unconsolidated Subsidiaries	—	(50,879)
Depreciation, Depletion and Amortization	125,698	113,324
Deferred Income Taxes	81,696	106,510
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(1,076)	—
Other	4,269	5,703
Change in:
Hedging Collateral Deposits	829	(50,692)
Receivables and Unbilled Utility Revenue	(50,906)	(123,393)
Gas Stored Underground and Materials and Supplies	37,156	30,144
Prepayments and Other Current Assets	(943)	57,447
Accounts Payable	(28,656)	33,234
Amounts Payable to Customers	1,808	(12,634)
Customer Advances	(19,439)	(24,938)
Customer Security Deposits	(300)	(256)
Other Accruals and Current Liabilities	65,039	93,473
Other Assets	(48,692)	15,239
Other Liabilities	44,323	(23,214)

Net Cash Provided by Operating Activities	$338,897	$343,222

Investing Activities:
Capital Expenditures	$(499,607)	$(392,338)
Net Proceeds from Sale of Unconsolidated Subsidiaries	—	59,365
Other	(789)	(3,097)

Net Cash Used in Investing Activities	$(500,396)	$(336,070)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(20,000)	$—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	1,076	—
Reduction of Long-Term Debt	(150,000)	(200,000)
Net Proceeds From Issuance of Long-Term Debt	496,085	—
Dividends Paid on Common Stock	(58,877)	(56,723)
Net Proceeds From Issuance (Repurchase) of Common Stock	5,030	(2,833)

Net Cash Provided By (Used in) Financing Activities	$273,314	$(259,556)

Net Increase (Decrease) in Cash and Temporary Cash Investments	111,815	(252,404)
Cash and Temporary Cash Investments at Beginning of Period	80,428	397,171

Cash and Temporary Cash Investments at March 31	$192,243	$144,767

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	00000000	00000000	00000000	00000000	00000000	00000000
(Thousands of Dollars, except per share amounts)	Three Months Ended March 31,			Six Months Ended March 31,
EXPLORATION AND PRODUCTION SEGMENT	2012	2011	Variance	2012	2011	Variance
Total Operating Revenues	$136,926	$137,430	$(504)	$272,899	$257,598	$15,301

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	14,441	12,798	1,643	28,301	23,988	4,313
Lease Operating Expense	20,978	18,966	2,012	39,583	36,315	3,268
All Other Operation and Maintenance Expense	1,542	1,900	(358)	3,074	3,942	(868)
Property, Franchise and Other Taxes	12,188	4,690	7,498	14,734	7,520	7,214
Depreciation, Depletion and Amortization	42,339	39,984	2,355	83,822	73,652	10,170

	91,488	78,338	13,150	169,514	145,417	24,097

Operating Income	45,438	59,092	(13,654)	103,385	112,181	(8,796)
Other Income (Expense):
Interest Income	320	(51)	371	668	(1)	669
Other Interest Expense	(7,189)	(3,906)	(3,283)	(12,493)	(10,008)	(2,485)

Income Before Income Taxes	38,569	55,135	(16,566)	91,560	102,172	(10,612)
Income Tax Expense	16,377	21,836	(5,459)	39,053	41,500	(2,447)

Net Income	$22,192	$33,299	$(11,107)	$52,507	$60,672	$(8,165)

Net Income Per Share (Diluted)	$0.27	$0.40	$(0.13)	$0.63	$0.73	$(0.10)

	Three Months Ended March 31,			Six Months Ended March 31,
PIPELINE AND STORAGE SEGMENT	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$42,120	$39,669	$2,451	$77,345	$73,182	$4,163
Intersegment Revenues	21,294	20,632	662	42,359	40,514	1,845

Total Operating Revenues	63,414	60,301	3,113	119,704	113,696	6,008

Operating Expenses:
Purchased Gas	127	8	119	128	(25)	153
Operation and Maintenance	20,529	21,462	(933)	40,042	39,983	59
Property, Franchise and Other Taxes	5,505	5,397	108	10,913	10,608	305
Depreciation, Depletion and Amortization	9,892	9,242	650	19,983	18,229	1,754

	36,053	36,109	(56)	71,066	68,795	2,271

Operating Income	27,361	24,192	3,169	48,638	44,901	3,737
Other Income (Expense):
Interest Income	34	103	(69)	90	178	(88)
Other Income	481	449	32	1,507	715	792
Other Interest Expense	(6,566)	(6,505)	(61)	(12,899)	(13,082)	183

Income Before Income Taxes	21,310	18,239	3,071	37,336	32,712	4,624
Income Tax Expense	8,469	7,284	1,185	14,535	13,179	1,356

Net Income	$12,841	$10,955	$1,886	$22,801	$19,533	$3,268

Net Income Per Share (Diluted)	$0.15	$0.13	$0.02	$0.27	$0.23	$0.04

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	000000000000	000000000000	000000000000	000000000000	000000000000	000000000000
(Thousands of Dollars, except per share amounts)	Three Months Ended March 31,			Six Months Ended March 31,
UTILITY SEGMENT	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$296,786	$361,745	$(64,959)	$505,596	$604,587	$(98,991)
Intersegment Revenues	5,551	6,635	(1,084)	9,940	11,205	(1,265)

Total Operating Revenues	302,337	368,380	(66,043)	515,536	615,792	(100,256)

Operating Expenses:
Purchased Gas	166,845	224,274	(57,429)	275,250	361,049	(85,799)
Operation and Maintenance	58,649	58,808	(159)	103,982	104,025	(43)
Property, Franchise and Other Taxes	12,024	12,960	(936)	22,571	23,901	(1,330)
Depreciation, Depletion and Amortization	10,505	10,382	123	21,066	20,623	443

	248,023	306,424	(58,401)	422,869	509,598	(86,729)

Operating Income	54,314	61,956	(7,642)	92,667	106,194	(13,527)
Other Income (Expense):
Interest Income	75	3	72	721	447	274
Other Income	435	279	156	677	596	81
Other Interest Expense	(8,240)	(8,852)	612	(16,400)	(17,589)	1,189

Income Before Income Taxes	46,584	53,386	(6,802)	77,665	89,648	(11,983)
Income Tax Expense	18,309	20,305	(1,996)	30,037	33,577	(3,540)

Net Income	$28,275	$33,081	$(4,806)	$47,628	$56,071	$(8,443)

Net Income Per Share (Diluted)	$0.34	$0.40	$(0.06)	$0.57	$0.67	$(0.10)

	Three Months Ended March 31,			Six Months Ended March 31,
ENERGY MARKETING SEGMENT	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$75,223	$121,321	$(46,098)	$126,445	$174,973	$(48,528)
Intersegment Revenues	269	—	269	556	—	556

Total Operating Revenues	75,492	121,321	(45,829)	127,001	174,973	(47,972)

Operating Expenses:
Purchased Gas	68,271	109,445	(41,174)	117,361	160,003	(42,642)
Operation and Maintenance	1,826	1,582	244	3,572	3,140	432
Property, Franchise and Other Taxes	14	18	(4)	23	26	(3)
Depreciation, Depletion and Amortization	23	9	14	47	18	29

	70,134	111,054	(40,920)	121,003	163,187	(42,184)

Operating Income	5,358	10,267	(4,909)	5,998	11,786	(5,788)
Other Income (Expense):
Interest Income	33	26	7	69	35	34
Other Income	27	25	2	62	33	29
Other Interest Expense	(4)	(5)	1	(8)	(10)	2

Income Before Income Taxes	5,414	10,313	(4,899)	6,121	11,844	(5,723)
Income Tax Expense	2,104	4,014	(1,910)	2,382	4,613	(2,231)

Net Income	$3,310	$6,299	$(2,989)	$3,739	$7,231	$(3,492)

Net Income Per Share (Diluted)	$0.04	$0.07	$(0.03)	$0.04	$0.09	$(0.05)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	00000000	00000000	00000000	00000000	00000000	00000000
(Thousands of Dollars, except per share amounts)	Three Months Ended March 31,			Six Months Ended March 31,
ALL OTHER	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$1,023	$472	$551	$1,960	$1,021	$939
Intersegment Revenues	3,159	2,538	621	6,520	4,216	2,304

Total Operating Revenues	4,182	3,010	1,172	8,480	5,237	3,243

Operating Expenses:
Purchased Gas	—	—	—	—	49	(49)
Operation and Maintenance	969	1,129	(160)	1,918	2,187	(269)
Property, Franchise and Other Taxes	193	183	10	364	400	(36)
Depreciation, Depletion and Amortization	198	207	(9)	393	427	(34)

	1,360	1,519	(159)	2,675	3,063	(388)

Operating Income	2,822	1,491	1,331	5,805	2,174	3,631
Other Income (Expense):
Gain on Sale of Unconsolidated Subsidiaries	—	50,879	(50,879)	—	50,879	(50,879)
Interest Income	37	85	(48)	99	150	(51)
Other Income	(74)	509	(583)	(149)	(586)	437
Other Interest Expense	(408)	(550)	142	(862)	(1,095)	233

Income Before Income Taxes	2,377	52,414	(50,037)	4,893	51,522	(46,629)
Income Tax Expense	1,038	20,233	(19,195)	2,150	19,916	(17,766)

Net Income	$1,339	$32,181	$(30,842)	$2,743	$31,606	$(28,863)

Net Income Per Share (Diluted)	$0.02	$0.38	$(0.36)	$0.03	$0.37	$(0.34)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	1234567890	1234567890	1234567890	1234567890	1234567890	1234567890
(Thousands of Dollars, except per share amounts)	Three Months Ended March 31,			Six Months Ended March 31,
CORPORATE	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$231	$244	$(13)	$487	$468	$19
Intersegment Revenues	1,028	899	129	2,056	1,927	129

Total Operating Revenues	1,259	1,143	116	2,543	2,395	148

Operating Expenses:
Operation and Maintenance	3,708	3,648	60	7,056	7,010	46
Property, Franchise and Other Taxes	553	550	3	1,102	1,079	23
Depreciation, Depletion and Amortization	194	187	7	387	375	12

	4,455	4,385	70	8,545	8,464	81

Operating Loss	(3,196)	(3,242)	46	(6,002)	(6,069)	67
Other Income (Expense):
Interest Income	22,463	18,739	3,724	42,769	39,820	2,949
Other Income	785	1,162	(377)	893	1,559	(666)
Interest Expense on Long-Term Debt	(20,425)	(17,926)	(2,499)	(39,066)	(38,118)	(948)
Other Interest Expense	(1,616)	(473)	(1,143)	(2,480)	(749)	(1,731)

Loss Before Income Taxes	(1,989)	(1,740)	(249)	(3,886)	(3,557)	(329)
Income Tax Benefit	(1,424)	(1,536)	112	(2,559)	(2,598)	39

Net Loss	$(565)	$(204)	$(361)	$(1,327)	$(959)	$(368)

Net Loss Per Share (Diluted)	$(0.01)	$—	$(0.01)	$(0.01)	$(0.01)	$—

	1234567890	1234567890	1234567890	1234567890	1234567890	1234567890
	Three Months Ended March 31,			Six Months Ended March 31,
INTERSEGMENT ELIMINATIONS	2012	2011	Variance	2012	2011	Variance
Intersegment Revenues	$(31,301)	$(30,704)	$(597)	$(61,431)	$(57,862)	$(3,569)

Operating Expenses:
Purchased Gas	(26,706)	(27,132)	426	(52,009)	(51,443)	(566)
Operation and Maintenance	(4,595)	(3,572)	(1,023)	(9,422)	(6,419)	(3,003)

	(31,301)	(30,704)	(597)	(61,431)	(57,862)	(3,569)

Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest Income	(22,770)	(18,837)	(3,933)	(43,119)	(39,678)	(3,441)
Other Interest Expense	22,770	18,837	3,933	43,119	39,678	3,441

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)

(Thousands of Dollars)

	0000000000		0000000000		0000000000	0000000000		0000000000		0000000000
	Three Months Ended March 31, (Unaudited)					Six Months Ended March 31, (Unaudited)
	2012		2011		Increase (Decrease)	2012		2011		Increase (Decrease)
Capital Expenditures:
Exploration and Production	$217,254	(1)(2)	$135,364	(3)(4)	$81,890	$409,131	(1)(2)	$315,194	(3)(4)	$93,937
Pipeline and Storage	19,031	(1)(2)	30,279	(3)	(11,248)	63,221	(1)(2)	39,498	(3)	23,723
Utility	14,076		14,514		(438)	25,340		25,435		(95)
Energy Marketing	126		174		(48)	266		261		5

Total Reportable Segments	250,487		180,331		70,156	497,958		380,388		117,570
All Other	12,233	(1)(2)	1,440		10,793	43,637	(1)(2)	2,269		41,368
Corporate	94		4		90	170		15		155

Total Capital Expenditures	$262,814		$181,775		$81,039	$541,765		$382,672		$159,093

(1)

Capital expenditures for the quarter and six months ended March 31, 2012 include $93.6 million of accrued capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, $12.9 million of accrued capital expenditures in the Pipeline and Storage segment, and $7.9 million of accrued capital expenditures in the All Other category. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2012 since they represent non-cash investing activities at that date.

(2)

Capital expenditures for the six months ended March 31, 2012 exclude $63.5 million of capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, $7.3 million of capital expenditures in the Pipeline and Storage segment, and $1.4 million of capital expenditures in the All Other category. These amounts were accrued at September 30, 2011 and paid during the six months ended March 31, 2012. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2011 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2012.

(3)

Capital expenditures for the quarter and six months ended March 31, 2011 include $43.9 million of accrued capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, and $2.0 million of accrued capital expenditures in the Pipeline and Storage segment. These amounts were excluded from the Consolidated Statement of Cash Flows at March 31, 2011 since they represented non-cash investing activities at that date.

(4)

Capital expenditures for the Exploration and Production segment for the six months ended March 31, 2011 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the six months ended March 31, 2011. This amount was excluded from the Consolidated Statements of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at March 31, 2011.

DEGREE DAYS

				Percent Colder (Warmer) Than:
	Normal	2012	2011	Normal (1)	Last Year (1)
Three Months Ended March 31
Buffalo, NY	3,364	2,572	3,494	(23.5)	(26.4)
Erie, PA	3,176	2,403	3,312	(24.3)	(27.4)

Six Months Ended March 31
Buffalo, NY	5,624	4,420	5,826	(21.4)	(24.1)
Erie, PA	5,257	4,124	5,472	(21.6)	(24.6)

(1)	Percents compare actual 2012 degree days to normal degree days and actual 2012 degree days to actual 2011 degree days.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended March 31,			Six Months Ended March 31,
	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)
Gas Production/Prices:
Production (MMcf)
Appalachia	13,236	10,848	2,388	26,347	18,930	7,417
West Coast	828	855	(27)	1,645	1,790	(145)
Gulf Coast	—	2,056	(2,056)	—	4,070	(4,070)

Total Production	14,064	13,759	305	27,992	24,790	3,202

Average Prices (Per Mcf)
Appalachia	$2.74	$4.40	$(1.66)	$3.06	$4.24	$(1.18)
West Coast	3.49	4.46	(0.97)	4.22	4.18	0.04
Gulf Coast	N/M	4.87	N/M	N/M	4.71	N/M
Weighted Average	2.78	4.48	(1.70)	3.13	4.31	(1.18)
Weighted Average after Hedging	4.64	5.32	(0.68)	4.71	5.30	(0.59)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	8	11	(3)	18	21	(3)
West Coast	717	643	74	1,426	1,297	129
Gulf Coast	—	92	(92)	—	197	(197)

Total Production	725	746	(21)	1,444	1,515	(71)

Average Prices (Per Barrel)
Appalachia	$100.35	$86.53	$13.82	$93.54	$84.07	$9.47
West Coast	112.17	95.35	16.82	110.71	87.84	22.87
Gulf Coast	N/M	96.12	N/M	N/M	89.61	N/M
Weighted Average	112.05	95.31	16.74	110.50	88.01	22.49
Weighted Average after Hedging	93.40	82.28	11.12	92.39	79.21	13.18

Total Production (Mmcfe)	18,414	18,235	179	36,656	33,880	2,776

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.78	$0.70	$0.08	$0.77	$0.71	$0.06
Lease Operating Expense per Mcfe (1)	$1.14	$1.04	$0.10	$1.08	$1.07	$0.01
Depreciation, Depletion & Amortization per Mcfe (1)	$2.30	$2.19	$0.11	$2.29	$2.17	$0.12

(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

N/M Not Meaningful

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Six Months of Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	0.8 MMBBL	$77.03 / BBL
Gas	17.5 BCF	$5.89 / MCF

Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	1.5 MMBBL	$92.52 / BBL
Gas	38.9 BCF	$4.97 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$95.68 / BBL
Gas	19.5 BCF	$4.34 / MCF

Hedging Summary for Fiscal 2015

SWAPS	Volume	Average Hedge Price
Gas	4.1 BCF	$4.04 / MCF

Hedging Summary for Fiscal 2016

SWAPS	Volume	Average Hedge Price
Gas	4.1 BCF	$4.04 / MCF

Hedging Summary for Fiscal 2017

SWAPS	Volume	Average Hedge Price
Gas	4.2 BCF	$4.04 / MCF

Gross Wells in Process of Drilling

Six Months Ended March 31, 2012

	East		West	Total Company
Wells in Process - Beginning of Period
Exploratory	5.00		0.00	5.00
Developmental	101.00	(1)	0.00	101.00
Wells Commenced
Exploratory	3.00		0.00	3.00
Developmental	29.00		37.00	66.00
Wells Completed
Exploratory	6.00		0.00	6.00
Developmental	31.00		35.00	66.00
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00
Developmental	0.00		0.00	0.00
Wells in Process - End of Period
Exploratory	2.00		0.00	2.00
Developmental	99.00		2.00	101.00

(1)	Beginning of year number has been adjusted to remove one developmental well.

Net Wells in Process of Drilling

Six Months Ended March 31, 2012

	East		West	Total Company
Wells in Process - Beginning of Period
Exploratory	5.00		0.00	5.00
Developmental	68.00	(2)	0.00	68.00
Wells Commenced
Exploratory	3.00		0.00	3.00
Developmental	23.00		36.99	59.99
Wells Completed
Exploratory	6.00		0.00	6.00
Developmental	23.50		34.99	58.49
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00
Developmental	0.00		0.00	0.00
Wells in Process - End of Period
Exploratory	2.00		0.00	2.00
Developmental	67.50		2.00	69.50

(2)	Beginning of year number has been adjusted to remove one developmental well.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

FISCAL 2012 EARNINGS GUIDANCE AND SENSITIVITIES

	000000000000000	000000000000000	000000000000000	000000000000000	000000000000000	000000000000000
Fiscal 2012 (Diluted earnings per share guidance*)			Earnings per share sensitivity to changes from NYMEX prices used in guidance* ^
			$0.25 change per MMBtu gas		$5 change per Bbl oil
	Range		Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.30 - $2.45		+ $0.04	- $0.04	+ $0.02	- $0.02

*	Please refer to forward looking statement footnote beginning at page 8 of this document.
^	This sensitivity table is current as of May 3, 2012 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. This revenue is based upon pricing used in the Company's earnings forecast. For its fiscal 2012 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $2.25 per MMBtu for natural gas and $100 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	00000000	00000000	00000000	00000000	00000000	00000000
	Three Months Ended March 31,			Six Months Ended March 31,
	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)
Firm Transportation - Affiliated	37,490	46,277	(8,787)	63,668	78,345	(14,677)
Firm Transportation - Non-Affiliated	80,560	77,692	2,868	137,990	134,873	3,117
Interruptible Transportation	456	1,095	(639)	1,264	1,220	44

	118,506	125,064	(6,558)	202,922	214,438	(11,516)

Utility Throughput - (MMcf)

	000000000	000000000	000000000	000000000	000000000	000000000
	Three Months Ended March 31,			Six Months Ended March 31,
	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)
Retail Sales:
Residential Sales	21,384	28,048	(6,664)	35,933	45,207	(9,274)
Commercial Sales	3,161	4,372	(1,211)	5,155	6,842	(1,687)
Industrial Sales	187	393	(206)	288	539	(251)

	24,732	32,813	(8,081)	41,376	52,588	(11,212)
Off-System Sales	6,799	3,458	3,341	9,544	5,321	4,223
Transportation	22,719	27,472	(4,753)	39,647	45,581	(5,934)

	54,250	63,743	(9,493)	90,567	103,490	(12,923)

Energy Marketing Volumes

	000000000	000000000	000000000	000000000	000000000	000000000
	Three Months Ended March 31,			Six Months Ended March 31,
	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)
Natural Gas (MMcf)	17,727	21,609	(3,882)	28,039	32,355	(4,316)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

	2012	2011
Quarter Ended March 31 (unaudited)
Operating Revenues	$552,309,000	$660,881,000

Net Income Available for Common Stock	$67,392,000	$115,611,000

Earnings Per Common Share:
Basic	$0.81	$1.40

Diluted	$0.81	$1.38

Weighted Average Common Shares:
Used in Basic Calculation	83,107,884	82,400,851

Used in Diluted Calculation	83,678,261	83,673,977

Six Months Ended March 31 (unaudited)
Operating Revenues	$984,732,000	$1,111,829,000

Net Income Available for Common Stock	$128,091,000	$174,154,000

Earnings Per Common Share:
Basic	$1.54	$2.12

Diluted	$1.53	$2.08

Weighted Average Common Shares:
Used in Basic Calculation	82,988,750	82,311,162

Used in Diluted Calculation	83,712,681	83,561,775

Twelve Months Ended March 31 (unaudited)
Operating Revenues	$1,651,745,000	$1,750,217,000

Income from Continuing Operations	$212,338,000	$249,189,000
Income from Discontinued Operations, Net of Tax	—	5,952,000

Net Income Available for Common Stock	$212,338,000	$255,141,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.56	$3.04
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$2.56	$3.11

Diluted:
Income from Continuing Operations	$2.54	$2.99
Income from Discontinued Operations	—	0.07

Net Income Available for Common Stock	$2.54	$3.06

Weighted Average Common Shares:
Used in Basic Calculation	82,852,270	82,100,883

Used in Diluted Calculation	83,747,858	83,283,900